UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

Reliability Incorporated

(Exact name of registrant as specified in its charter)

Texas	000-07092	75-0868913
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2505 Gateway Center Drive

P.O. Box 71

Clarksburg, MD 20871

(Address of principal executive offices) (Zip Code)

(202) 965-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	RLBY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board Directors of Reliability Incorporated (the “Company”) determined to reduce the number of employee directors on the Board and Mark Speck, the Chief Financial Officer of the Company, volunteered to resign as a director effective October 7, 2020.

On October 7, 2020, the Board of Directors of the Company appointed John Chanaud to fill the vacancy created by the resignation of Mark Speck. The initial term as director for Mr. Chanaud will expire upon the election of his replacement at a duly called meeting of shareholders. Mr. Chanaud is independent under the Company’s criteria for determining director independence. It is expected that Mr. Chanaud will be appointed as a member of each of the Company’s Compensation Committee and Audit Committee.

John Chanaud is Vice President and Chief Financial Officer of The Bernstein Companies where his primary responsibility is financial oversight and planning for the Company along with budgeting, reporting and financial controls of Bernstein’s hotel and commercial office group. This includes financial and tax planning, treasury management, and financial statement preparation as well as working closely with outside auditors and accounting firms. Additionally, John oversees the asset management and servicing of the Company’s structured finance group. He is a 1986 graduate of Towson University with a BS degree in Accounting. Prior to joining Bernstein in 1997, Mr. Chanaud was a Senior Manager for a regional public accounting and consulting firm. Mr. Chanaud is a member of the American Institute of Certified Public Accountants and the Maryland Association of CPAs.

There are no arrangements or understandings between Mr. Chanaud and any other person pursuant to which he was appointed to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Chanaud will receive the same compensation for service on the Board as that of the other non-employee directors of the Company. Upon his appointment to the Board, the Company intends to enter into its standard form of indemnification agreement for directors with Mr. Chanaud, which indemnification agreement, among other matters, requires the Company to (1) indemnify him against certain liabilities that may arise by reason of his status or service as a director and (2) to advance expenses incurred as a result of a proceeding as to which he may be indemnified. The indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable law, including the applicable indemnification rights statutes in the State of Texas, and is in addition to any rights a director may have under the Company’s organizational documents. The Company’s form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2019 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The Board of Directors of the corporation, at a meeting duly held, determined that it was in the best interest of the corporation and its shareholders to provide for qualifications for directors of the corporation. Acting by unanimous written consent, the Board resolved to amend Section 4.1 of the corporation’s Bylaws effective upon the filing of the amendment with this Current Report on Form 8-K. Section 4.1 is amended as provided in Exhibit 3.1 hereto to designate that the Board shall consist of not less than three nor more than seven directors, with such number to be set by the Board from time to time, and to include notice and qualification requirements for any individual nominated to serve as a director of the corporation. A copy of the amendment is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Second Amendment to Amended and Restated Bylaws of Reliability Incorporated

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: October 13, 2020		/s/ Nick Tsahalis
	By:	Nick Tsahalis
	Its:	President

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amendment to Amended and Restated Bylaws of Reliability Incorporated

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